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                               I-STAT CORPORATION
                        RESTRICTED SHARE AWARD AGREEMENT
                                      WITH

                                 ---------------


        This Restricted Share Award Agreement (the "Agreement"), dated as of _________ (the "Award Date") is between i-STAT Corporation, a Delaware corporation, having its principal place of business at 104 Windsor Center Drive, East Windsor, New Jersey 08520, (the "Company") and ____________ ("Director").

        In consideration for service as a member of the Board of Directors of the Company, the Company desires to award to Director, pursuant to the Company's Equity Incentive Plan (the "Plan"), shares of the Company's Common Stock, ____ par value per share (the "Common Stock"). Accordingly, the Company and Director hereby agree as follows:

1. Award of Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company awards to Director ______________ (____) shares of Common Stock (the "Award Shares").

2.      Forfeiture of Award Shares; Stockholder Rights; Transfer Restrictions.

(a) Termination of Service. If Director ceases to serve as such for any reason other than death or disability prior to the later of (x) the date that is thirty
(30) days following the Award Date and (y) the date that is the day immediately preceding the end of the Company's fiscal quarter in which the Award Date occurs (the "Forfeiture Period"), then Director shall forfeit all of the Award Shares, whereupon Director shall have no further rights whatsoever with respect to the Award Shares. From and after the end of the Forfeiture Period the Award Shares shall no longer be subject to forfeiture.

(b) Death or Disability. If during the Forfeiture Period, Director (x) dies or
(y) becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), while he or she is serving as such, then no Award Shares shall remain subject to forfeiture.

(c) Change in Control. In case, during the Forfeiture Period, (i) of any consolidation or merger involving the Company, if the persons or entities who are shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting
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securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the shares of Common Stock immediately before such merger or consolidation; (ii) of any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the business and/or assets of the Company or assets representing over 50% of the operating revenue of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who was not, on April 21, 1995, a controlling person (as defined in Rule 405 under the Securities Act of 1933, as amended) (a "Controlling Person") of the Company shall become (x) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of over 50% of the Company's outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally or (y) a Controlling Person of the Company, then upon the occurrence of any such event the Award Shares shall no longer be subject to forfeiture.

         (d) Stock Dividend; Other Events. If, during the Forfeiture Period, there is (i) any stock dividend, stock split, combination or subdivision or other change in the character or amount of any of the Company's outstanding securities or (ii) any consolidation, merger or sale of all or substantially all of the Company's assets, then, in such event, any and all new, substituted or additional securities to which Director is entitled by reason of his ownership of Award Shares which, immediately prior to such event, were subject to forfeiture, will be immediately subject to the forfeiture provisions of paragraph (a) of this Section, and shall be included in the term "Award Shares" for purposes of this Agreement.

         (e) Rights As Stockholder. As long as the Award Shares have not been forfeited pursuant to paragraph (a) of this Section, Director shall have with respect to such Award Shares, voting, dividend and all other rights of a holder of Common Stock.

         (f) Certificates for Award Shares; Transfer Restrictions. Certificates representing Award Shares subject to forfeiture pursuant to paragraph (a) of this Section will be held by the Company until such Award Shares are no longer subject to forfeiture. Award Shares subject to forfeiture may not be sold, transferred, pledged or otherwise disposed of (including, but not limited to, through transfer by gift or donation).

         3. Representations of Director; Restrictions on Transfer of Award Shares. Director represents, warrants and covenants that:

         (a) the Award Shares are being acquired by Director for his own account, for investment only and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act") or any rule or regulation thereunder;

         (b) Director understands that (i) the Award Shares cannot be sold, transferred or otherwise disposed of unless they are registered under the Securities Act or an



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exemption from registration is then available; and (ii) any sale, transfer or other disposition of the Award Shares must be made in accordance with the Securities Act and any applicable rules and regulations promulgated pursuant thereto;

         (c) Director acknowledges and agrees that (i) because of his position with the Company, Director may be deemed to be an "affiliate" thereof (as such term is defined in Rule 144 promulgated under the Securities Act); (ii) the resale by an affiliate of the Company of the Award Shares is restricted by law, notwithstanding any registration of the Award Shares on Form S-8 (or similar successor form) promulgated under the Securities Act; and (iii) any resale of the Award Shares by an affiliate of the Company pursuant to said Rule 144 would be subject to the volume limitations contained in paragraph (e) thereof; and

         (d) Director acknowledges that, for purposes of ensuring compliance with the exemption from the "short swing profits" rules promulgated under the Exchange Act, no Award Share may be sold prior to the expiration of six months from the Award Date.

         4. Tax Consequences. Director hereby represents that prior to or on the date hereof, Director has generally been advised of the tax consequences to Director of receiving the Award Shares and has obtained appropriate legal or tax advice with respect thereto.

         5. Legends. Stock certificates representing the Award Shares may bear legends reflecting such restrictions as the Company deems appropriate and in its best interests in accordance with the terms and conditions of this Agreement. In such event, the Company may refuse to transfer ownership of the Award Shares on its corporate record books until Director has complied with such restrictions. In connection with the foregoing, so long as Director remains an affiliate of the Company within the meaning of Rule 144 under the Securities Act, all stock certificates representing Award Shares shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

                    "The shares of stock represented by this certificate are subject to the volume limitations of Rule 144(e) promulgated under the Securities Act of 1933, as amended."

         6. Non-transferability of Award Agreement. This Agreement is personal and no rights hereunder may be transferred, assigned, pledged or hypothecated by Director in any way (whether by operation of law or otherwise), nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt by Director to transfer, assign, pledge, hypothecate or otherwise dispose of his rights under this Agreement contrary to the provisions hereof, or upon the levy of any attachment or similar process







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upon such rights, any such rights shall, at the election of the Company, become null and void.

         7. Delivery of Award Shares. Subject to the terms set forth in Section 2(f) hereof, the Company will make prompt delivery to Director of the Award Shares, provided that if any law or regulation requires the Company to take any action with respect to such Award Shares before the issuance thereof, then the date of delivery of such Award Shares will be extended for the period necessary to complete such action. No Award Shares will be issued and delivered unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing or quotation requirements of any exchange or quotation system on which stock of the same class is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery shall have been fully complied with.

         8. Withholding Taxes. The Company's obligation to deliver the Award Shares upon the expiration of the Forfeiture Period or as otherwise provided herein shall be subject to Director's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         9. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, in any jurisdiction, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law in such jurisdiction, and such invalidity or unenforceability shall have no effect in any other jurisdiction.

         10. Miscellaneous; Notices.

         (a) This Agreement and any instrument delivered pursuant to this Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the conflicts of law rules thereof.

         (b) Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be resolved through final and binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment upon any arbitration award rendered may be entered in any court having jurisdiction thereof. The arbitration shall be held in the area where the Company then has its principal place of business. The arbitration award may include an award of attorneys' fees and costs.

         (c) This Agreement shall extend to, be binding upon and inure to the benefit of Director and his legal representatives, heirs, successors and assigns (subject, however, to the limitations set forth in Sections 2 and 6 with respect to transfer of this Agreement or any rights hereunder or of the Award Shares), and upon the Company and its successors and assigns, regardless of any change in the business structure of the







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Company, be it through spinoff, merger, sale of stock, sale of assets or any other transaction.

         (d) This Agreement and the Plan contain the entire agreement of the parties with respect to the subject matter hereof. No waiver, modification or change of any provision of this Agreement will be valid unless in writing and signed by both parties.

         (e) The waiver of any breach of any duty, term or condition of this Agreement shall not be deemed to constitute a waiver of any preceding or succeeding breach of the same or of any other duty, term or condition of this Agreement.

         (f) All notices pursuant to this Agreement will be in writing and will be sent by personal delivery, telecopier, electronic mail or by prepaid registered or certified mail, return receipt requested, addressed to the parties hereto at the addresses set forth beneath their names on the signature page hereto or to such other addresses as may hereafter be specified by like notice in writing by either of the parties, and will be deemed given (i) upon receipt if by personal delivery, (ii) on the day on which delivered if delivered by telecopier (with confirmation of receipt to be established by acceptable protocol), (iii) on the third day after mailing if sent by registered or certified mail or (iv) when transmitted if delivered by electronic mail (with satisfactory evidence of transmittal to be established by acceptable protocol). Copies of all notices shall be sent to: Paul, Hastings, Janofsky & Walker LLP, 1055 Washington Boulevard, Stamford, Connecticut 06901, Attention: Esteban A. Ferrer, Esq., Telecopier No. 203-359-3031, E-mail Address: eaferrer@phjw.com.

         (g) The headings of the sections of this Agreement are inserted for convenience of reference only and will not be deemed to constitute a part hereof or to affect the meaning hereof.

         (h) This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same agreement.

                       [signature page follows this page]






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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

                                            i-STAT CORPORATION


                                            By:
                                               ----------------------
                                                 Name:
                                                 Title:

                                            Address:

                                            104 Windsor Center Drive
                                            East Windsor, NJ  08520
                                            Telecopier No. : 609-443-3621
                                            E-mail address: general@i-STAT.com


                             Director's Acceptance:

        The undersigned hereby accepts the foregoing Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Equity Incentive Plan.

                                            Director


                                            -----------------------
                                            Name:

                                            Address:

                                            Telecopier No.:
                                            E-mail address:






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